LABONTE & CO.
CHARTERED ACCOUNTANTS

1205 - 1095 West Pender Street
Vancouver, BC Canada
V6E 2M6
Telephone (604) 682-2778
Facsimile (604) 689-2778
Email: rjl@labonteco.com

November 16, 2001

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: SE Global Equities Corp. - Form S-8

Dear Sir/Madame:

As chartered accountants, we hereby consent to the inclusion or incorporation by reference in this Form S-8 Registration Statement dated November 16, 2001, of the following:

Our report dated March 1, 2001 to the Stockholders and Board of Directors of SE Global Equities Inc. for the period from inception to January 31, 2000, for the 11 months ended December 31, 2000 and for the period from inception to December 31, 2000.

In addition, we also consent to the reference to our firm included in this Form S-8 Registration Statement or in any other of the filings incorporated by reference.

Yours truly,

/s/ LaBonte & Co.

LABONTE & CO.
Chartered Accountants